UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 17, 2008

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Yellowstone, Osburn, Idaho		83849
(Address of principal executive offices)		(Zip Code)
(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information set forth below in Item 5.02 is hereby incorporated by reference in its entirety.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2008, the Board of Directors appointed David A. Taft as a director of the Company and determined that Mr. Taft is to be compensated for his services as a director at the rate of $10,000 a quarter. At the election of Mr. Taft, any such payment may be made in cash or in restricted common stock of the Company, whose price shall be the average price per share at the daily closing of the last five trading days leading up to the first business day of the quarter to which such payment applies.    Issuance of shares to Mr. Taft will be made in reliance on the exemption found in Section 4(2) of the Securities Act of 1933.

Mr. Taft is the President of IBS Capital LLC, a Massachusetts limited liability company (“IBS”). IBS is the present general partner of The IBS Turnaround Fund (QP) (A Limited Partnership), a Massachusetts Limited Partnership (“QP Turnaround Fund”) and The IBS Turnaround Fund (A Limited Partnership), a Massachusetts Limited Partnership (“LP Turnaround Fund”) and the investment adviser of The IBS Opportunity Fund (BVI), a British Virgin Islands international business company (“Opportunity Fund”).  IBS is the beneficial owner of the shares of the Company held by the QP Turnaround Fund, LP Turnaround Fund, and the Opportunity Fund.

The QP Turnaround Fund, the LP Turnaround Fund and the Opportunity Fund have made the following acquisitions of common stock from  the Company since January 1, 2007:

(1) On January 10, 2007 QP Turnaround Fund purchased 1,150,000 shares and the LP Turnaround Fund purchased 331,482 shares, all of which were purchased from the Company in a private placement. The purchase price for such shares was $1.35 per share.

(2) On May 23, 2008 QP Turnaround Fund purchased 413,262 shares at a price of $0.60 per share, and LP Turnaround Fund purchased 170,071 shares at a price of $0.60 per share. All of such shares were purchased from the Company in a private placement.

(3) On June 27, 2008, QP Turnaround Fund purchased 1,538,685 shares at a price of $0.50 per share and LP Turnaround Fund purchased 461,315 shares at a price of $0.50 per share. All of such shares were purchased from the Company in a private placement.

(4) On September 23, 2008,  QP Turnaround Fund purchased 1,019,265 shares at a price of $0.50 per share, and LP Turnaround Fund purchased 680,735 shares at a price of $.50 per share (of the shares purchased by the QP Turnaround Fund and the LP Turnaround Fund, on September 24, 2008 such funds sold 564,805 shares and 210,195 shares, respectively, to the Opportunity Fund at a price of $.50 per share). All of such shares were purchased from the Company in a private placement.

As of September 25, 2008, QP Turnaround Fund holds 8,670,398 shares of common stock of the Company, LP Turnaround Fund holds 3,226,742 shares of common stock of the Company and the Opportunity Fund holds 2,075,275 shares of common stock of the Company.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	October 22, 2008	/s/	MICHAEL LYON
By: Michael Lyon
Chief Executive Officer and President